Execution Version

GUARANTY

THIS GUARANTY (this “Guaranty”) is dated as of the 18th day of July, 2013 by Best Amigos Partners, LLC, a Nevada limited liability company (the “Guarantor”), and shall become effective as of the Effective Time (as defined in the Amendment dated as of the date hereof to the hereinafter defined Note Purchase Agreement).

WHEREAS, (i) Lowell D. Kraff (the “Borrower”), (ii) Midland National Life Insurance Company, an Iowa corporation, NZC Guggenheim Fund LLC, a Delaware limited liability company, and Security Benefit Life Insurance Company, a Kansas corporation (each of the entities in this clause (ii) is referred to individually as a “Lender,” and collectively as the “Lenders”), (iii) Guggenheim Corporate Funding, LLC, a Delaware limited liability company, as Account Holder, and (iv) Guggenheim Corporate Funding, LLC, a Delaware limited liability company, as Collateral Agent (the “Collateral Agent”), have entered into a Note Purchase Agreement dated as of December 12, 2011, as amended (as amended, the “Note Purchase Agreement”); and

WHEREAS, the Guarantor is financially interested in the Borrower and has agreed to guarantee pursuant to the terms and conditions set forth in this Guaranty (the following items collectively are referred to as the “Obligations”): (i) the payment by the Borrower of all amounts due and payable under the Notes (as defined in the Note Purchase Agreement) issued by the Borrower to the Lenders pursuant to the Note Purchase Agreement and (ii) the performance by the Borrower of its obligations pursuant to the Notes.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

The Guarantor hereby unconditionally guarantees to the Lenders the full and prompt payment and performance of the Obligations on the terms and conditions set forth in this Guaranty.

If an Event of Default (as such term is defined in the Notes) shall have occurred, the Guarantor shall pay to the Lenders, upon written notice thereof and in immediately available funds, the full amount of the Obligations not theretofore satisfied by the Borrower with respect to the Notes.

To secure the prompt payment of Guarantor’s liabilities hereunder, Guarantor (a) pledges and grants to Collateral Agent, as agent for the Lenders, (i) a security interest in and to all of Guarantor’s rights and interests, now owned or hereafter acquired, in 421,880 shares of the common stock, $0.01 par value per share, of Diamond Resorts International, Inc., a Delaware corporation (“DRI”), owned directly or indirectly by Guarantor (the “Pledged DRI Shares”), and any certificates representing such Pledged DRI Shares, (ii) all substitutions, replacements of and additions to the Pledged DRI Shares, including without limit, any cash distributions with respect to the Pledged DRI Shares, and (iii) all proceeds of the foregoing, and (b) authorizes Collateral Agent or any of the Lenders to file a financing statement necessary to perfect the security interest of Lenders hereunder.

All certificates, instruments or documents, if any, representing or evidencing the Pledged DRI Securities shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto, shall be in suitable form for transfer by delivery and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. In the event any or all of the Pledged DRI Shares are evidenced by a book entry, Guarantor shall execute and deliver or cause to be executed and delivered to the Collateral Agent such control agreements, documents, and agreements as are reasonably required by the Collateral Agent to create and perfect a security interest in such uncertificated Pledged DRI Shares. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged DRI Shares for certificates or instruments of smaller or larger denominations.

The Guarantor hereby agrees that, except as hereinafter provided, its obligations under this Guaranty shall be unconditional, irrespective of (i) the validity or enforceability of the Obligations or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect the Obligations from the Borrower, any other guarantor of the Obligations or any other party obligated with respect to the Obligations or other action to enforce the same, (iii) the waiver or consent by any Lender with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement now or hereafter executed by the Borrower and delivered to the Collateral Agent or any of the Lenders, (iv) failure by the Collateral Agent or any of the Lenders to take any steps to perfect and maintain a security interest in, or to preserve its rights to, any security or collateral for the Obligations, (v) the Collateral Agent’s or any Lender’s election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code, (vii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Lender’s claim(s) for repayment of the Obligations, or (viii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Notwithstanding anything to the contrary contained in this Guaranty, Collateral Agent’s and the Lenders’ sole right to recover from Guarantor under this Guaranty shall be limited to the Pledged DRI Shares, and Collateral Agent and the Lenders shall not have any right of recourse against any other assets of Guarantor arising out of this Guaranty.

The Guarantor hereby waives presentment, demand of payment, notice of dishonor and protest with respect to the Obligations.

The Guarantor hereby represents and warrants to the Lenders as follows:

(i)	The Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. The Guarantor has all requisite power and authority to enter into and perform its obligations under this Guaranty by this Agreement.

(ii)	The execution, delivery and performance by the Guarantor of this Guaranty, and the consummation and performance by the Guarantor of the transactions contemplated hereby, have been duly authorized by all necessary limited liability company action of the Guarantor. This Guaranty has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). All proceedings or actions required to be taken by the Guarantor relating to the execution and delivery of this Guaranty and to the consummation and performance of the transactions contemplated hereby (including the pledge of the Pledged DRI Shares) have been taken.

(iii)	The execution, delivery or performance by the Guarantor of this Guaranty, and the consummation by the Guarantor of the transactions contemplated hereby, and compliance by the Guarantor with the terms and provisions hereof, will not (i) conflict with the organizational documents of the Guarantor, (ii) conflict with, or result in the breach or termination of, or constitute a default (with or without notice or lapse of time, or both) under or result in the termination or suspension of, or accelerate the performance required by any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument to which the Guarantor or any of its subsidiaries is a party or by which any of its properties or assets is bound, (iii) constitute a violation by the Guarantor of any law applicable to the Guarantor, its subsidiaries or their respective properties or assets or (iv) except as provided herein, result in the creation of any mortgage, claim, lien, pledge, security interest, option, charge, restriction, voting trust agreement, encumbrance and legal and/or equitable claim of any kind upon any of the properties or assets of the Guarantor or its subsidiaries. Except as set forth herein, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required by the Guarantor or its subsidiaries in connection with the execution, delivery and performance of this Guaranty, the consummation by the Guarantor of the transactions contemplated hereby, or the pledge of the Pledged DRI Shares hereunder.

(iv)

Except for the security interest created pursuant to this Guaranty, Guarantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all liens, claims or encumbrances, of the Pledged DRI Shares; (ii) all of the Pledged DRI Shares are duly authorized, validly issued, fully paid and nonassessable; (iii) Guarantor has the right and requisite authority to pledge the Pledged DRI Shares as provided in this Guaranty; and (iv) all actions necessary or desirable to perfect and establish the first priority of, or otherwise protect, Lenders’ security interest in the Pledged DRI Shares, and any proceeds thereof, have been duly taken, upon the execution and delivery of this Agreement, the delivery to the Collateral Agent of the certificates, if any, evidencing the Pledged DRI Shares and the filing of financing statements in the applicable jurisdiction with respect to the Pledged DRI Shares. None of the Pledged DRI Shares has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(v)	This Guaranty creates a valid security interest in the Pledged DRI Shares securing the payment of the indebtedness evidenced by this Guaranty and the Notes. All filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing Guarantor, as debtor, and Collateral Agent on behalf of the Lenders, as secured party, in Nevada. Upon the making of such filings and the delivery to the Collateral Agent of the certificates, if any, evidencing the Pledged DRI Shares, Lenders shall have a first priority perfected security interest in the Pledged DRI Shares. All action by the Borrower necessary to protect and perfect such security interest on the Pledged DRI Shares has been duly taken.

From time to time, at its own expense, Guarantor will promptly execute and deliver all further instruments and documents, and take all further action, that Collateral Agent, on behalf of one or more of the Lenders, or any Lender may reasonably request, in order to perfect and protect the security interest granted pursuant to this Guaranty, to create, perfect or protect the security interest purported to be granted by this Guaranty or to enable Collateral Agent, on behalf of one or more of the Lenders, or any Lender to exercise and enforce its rights and remedies hereunder or under the Notes with respect to any of the Pledged DRI Shares. Guarantor authorizes the filing by Collateral Agent, on behalf of the Lenders, or any Lender of financing or continuation statements, or amendments thereto, and Guarantor will execute and deliver to Collateral Agent or any such Lender such other instruments or notices, as Collateral Agent or any such Lender may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted under this Guaranty.

Guarantor agrees to pay on demand all costs and expenses, if any (including counsel fees and expenses of outside counsel and of internal counsel), incurred by Collateral Agent or the Lenders in connection with the collection and enforcement (whether through negotiations, legal proceedings or otherwise) of the Notes or this Guaranty, including reasonable counsel fees and expenses in connection with the enforcement of rights under this paragraph.

Any notices or communications to be sent hereunder by the Guarantor, the Collateral Agent or the Lenders shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by a recognized overnight courier service, or (d) sent via facsimile or e-mail, to the parties as set forth below or at such other addresses as may be furnished in writing.

To the Guarantor at:

Best Amigos Partners, LLC

10600 West Charleston Boulevard

Las Vegas, NV 89135

Attention: Lowell D. Kraff

Facsimile: (702) 798-8840

Email: lowell.kraff@trivergance.com

with a copy to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Suite 1900

Chicago, IL 60661

Attention: Howard S. Lanznar

Facsimile: (312) 902-1061

Email: howard.lanznar@kattenlaw.com

To a Lender at its address shown in Schedule I to this Guaranty, with copies, which shall not constitute notice, to:

Guggenheim Partners

100 Wilshire Boulevard – Suite 500

Santa Monica, California 90401

Attention: Zachary D. Warren

Facsimile: (310) 576-1271

Email: zachary.warren@guggenheimpartners.com

and

Guggenheim Investment Management, LLC

330 Madison Avenue – 10th Floor

New York, New York 10017

Attention: William Hagner

Facsimile: (212) 644-8396

and

Sidley Austin LLP

One South Dearborn

Chicago, IL 60603

Attention: Richard W. Astle

Facsimile: (312) 853-7036

Email: rastle@sidley.com

To the Collateral Agent at:

Guggenheim Corporate Funding, LLC

330 Madison Avenue – 10th Floor

New York, New York 10017

Attention: Kaitlin Trinh

Facsimile: (212) 651-0840

with copies, which shall not constitute notice, to:

Guggenheim Partners

100 Wilshire Boulevard – Suite 500

Santa Monica, California 90401

Attention: Zachary D. Warren

Facsimile: (310) 576-1271

Email: zachary.warren@guggenheimpartners.com

and

Guggenheim Investment Management, LLC

330 Madison Avenue – 10th Floor

New York, New York 10017

Attention: William Hagner

Facsimile: (212) 644-8396

and

Sidley Austin LLP

One South Dearborn

Chicago, IL 60603

Attention: Richard W. Astle

Facsimile: (312) 853-7036

Email: rastle@sidley.com

Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

This Guaranty is submitted to the Lenders at the Collateral Agent’s principal place of business and shall be deemed to have been made thereat. This Guaranty shall be governed and controlled as to interpretation, enforcement, validity, construction, effect and in all other respects by the law, statutes and decisions of the State of Nevada. The Guarantor, in order to induce the Lenders to accept this Guaranty, agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to, or from, this Guaranty shall be litigated, at the discretion and election of Collateral Agent or any Lender, only in courts having jurisdiction within Clark County, Nevada. The Guarantor hereby consents and submits to the jurisdiction of any local, state or federal court located within said city and state. The Guarantor hereby waives any right it may have to transfer or change the venue of any litigation brought against the Guarantor in accordance with this paragraph. The Guarantor, the Collateral Agent and the Lenders hereby irrevocably waive the right to trial by jury with respect to any action in which the Collateral Agent, the Lenders and the Guarantor are parties which arises out of, relates to or is in connection with this Guaranty.

Delivery of an executed counterpart of this Guaranty by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. If delivered by telefacsimile or other electronic method of transmission, an original executed counterpart of this Agreement shall also be delivered but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

[Signature Page Follows]

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first written above.

BEST AMIGOS PARTNERS, LLC

By:	/s/ Lowell D. Kraff
Name:	Lowell D. Kraff
Title:	Manager

[Signature Page to Guaranty]

SCHEDULE I

LENDER

Midland National Life Insurance Company

Address for Notices:

Midland National Life Insurance Company

c/o Guggenheim Partners Asset Management, LLC, as investment manager

330 Madison Avenue – 10th Floor

New York, New York 10017

NZC Guggenheim Fund LLC

Address for Notices:

NZC Guggenheim Fund LLC

c/o Guggenheim Investment Management, LLC, as investment manager

330 Madison Avenue – 10th Floor

New York, New York 10017

Security Benefit Life Insurance Company

Address for Notices:

Security Benefit Life Insurance Company

c/o Guggenheim Partners Asset Management, LLC, as investment manager

330 Madison Avenue – 10th Floor

New York, New York 10017